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                                                                   Exhibit 4.8.1

BARCLAY'S MERCANTILE




Julian Boardman
Financial Director
BHC Aerovox Limited
20-21 Cumberland Drive
Granby Industrial Estate
Weymouth Dorset
DT49TE








Documents for:  BHC Aerovox Limited





Your account number: 60/4658 2474-9



Equipment financed: Assembly & Testing Machinery








The enclosed documents are your copies and should be retained for future reference.
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                                                                   Exhibit 4.8.1

BARCLAYS MERCANTILE

This schedule shall be read and construed as forming an agreement under which Equipment is let and as a schedule incorporated in the master lease purchase agreement Made between the undersigned and dated the 25/01/1999.

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                                                                                  Euro Lease Purchase Schedule

                                                                                  FIXED RATE
                                                                                  Hirer: BHC Aerovox Limited
                                                                                  CF no: 67047-01
                                                                                  Plan code: 10      Account no.: 60/4658 2474-9

Hirer: BHC Aerovox Limited                                                        Finance Details:
       20-21 Cumberland Drive, Granby                                             Price (excl. VAT):              604,940.85
       Industrial Estate, Weymouth, Dorset DT4 9TE                                Administration fee (excl. VAT): 170.00
                                                                                  Subtotal:                       605,110.85
                                                                                  VAT at 17.5 %                   105,894.40
                                                                                  Non taxable items:              0.00
                                                                                  Cash price, incl. VAT (a):      711,005.25
                                                                                  Less: initial payment and
                                                                                  administration fee payable on
                                                                                  the date of this schedule :     106,064.40
                                                                                  Balance financed:               604,940.85

Equipment: (See Appendix)                                                         Add. Charges (b)                119,536.35

Description (inc. serial and/or reg. no.): Assembly & Testing Machinery           Balance HP price                724,477.20

                                                                                  Option payment (c) (Plus VAT)   50.00
                                                                                  Hire Purchase price (a+b+c)     830,591.60

Term and Rent

The term from the date of this schedule is:  60 months

No. of consecutive rentals: 20    Rental frequency:  Quarterly     Amount of each rental: 36,223.86    Commencing on:  07/03/2000
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Data Protection

You acknowledge that we may exchange information about you with companies in the Barclays Bank group for credit and risk assessment purposes and marketing purposes. You may be contacted with details of other products or services - write to us, if you do not wish to be contacted. You agree we may disclose and use information about this agreement for credit scoring, administration and financing purposes and for fraud prevention

Signature for Hirer                          Signature for Owner

Signed for and on behalf of the hirer:       Signed for and on behalf of Bardays
                                             Mercantile Business Finance Ltd.
                                             of Churchill Plaza, Churchill Way,
                                             Basingstoke, Hampshire RG21 7GL.
                                             Regd. No 898129 VAT registration
                                             243 8522 62
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                                                                   Exhibit 4.8.1

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                                                                             Appendix

                                                                             Not for use with agreements regulated by the
                                                                             Consumer Credit act 1974
BARCLAYS MERCANTILE                                                          Losses/Hirer BHC Aerovox Limited
                                                                             CF NO.  67047-01
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This appendix shall be read and construed as forming part of the agreement under which equipment is let made between the undersigned and Barclays Mercantile Business Finance Ltd and dated this 07/03/2000.

Equipment

Description (inc. serial and/or reg.no.)
Phase III Motor Start Line

Location of equipment      New/Used
As hirer's address         New

Description (inc. serial and/or reg. no.)
Age 600 CH Auto Unload Test Machine

Location of equipment     New/Used
As hirer's address        New

Description (inc. serial and/or reg. no.)
Snap In Press Spin and Wash Machine

Location of equipment     New/Used
As hirer's address        New

Signature for Lessee or Hirer                      Signature for Lessor or Owner
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                                                                   Exhibit 4.8.1

THIS SALE AGREEMENT is made the 07/03/2000

BETWEEN:-

(1)    BHC AEROVOX LIMITED, A COMPANY REGISTERED IN ENGLAND UNDER
NUMBER 02775957, WHOSE REGISTERED OFFICE 20-21 CUMBERLAND DRIVE, GRANBY INDUSTRIAL ESTATE, WEYMOUTH, DORSET, DT4 9TE, ("THE VENDOR"); AND

(2) BARCLAYS MERCANTILE BUSINESS FINANCE LIMITED A COMPANY REGISTERED IN ENGLAND UNDER NUMBER 898129 WHOSE REGISTERED OFFICE IS AT CHURCHILL PLAZA, CHURCHILL WAY, BASINGSTOKF, HAMPSHIRE RG21 IGP ("THE PURCHASER").

WHEREBY IT IS HEREBY AGREED as follows:-

1. As obligations separate and independent from any other obligations of the Vendor and the Purchaser and subject only to the terms of this Agreement and the relevant VAT invoice the Vendor agrees to sell outright and the Purchaser agrees to purchase, the equipment described in the Schedule attached.

2. The total price payable by the Purchaser to the Vendor for the Equipment shall be as stated in the Schedule attached (the "Purchase Price") plus value added tax.

3. Full title to and risk in the Equipment shall pass to the Purchaser from the Vendor on payment of the Purchase Price plus value added tax.

4. in consideration of the Purchaser entering into this Agreement, the Vendor hereby represents and warrants to the Purchaser that:-

(i) the entering into of this Agreement by the Vendor and the due and proper performance of its obligations hereunder will not conflict with or result in a breach of any term of or constitute a default under or result in the creation or imposition of any lien security interest, charge or encumbrance upon the Equipment;

(ii) the description and other details of the Equipment set out in the Schedule attached are accurate and the Equipment is complete and of satisfactory quality and fit for its purpose;

(iii) the Vendor is the legal owner of the Equipment free and clear of all liens, Mortgages, charges and encumbrances; and

(iv) there are no outstanding disputes claims or proceedings relating to or arising from the condition, possession or operation of the Equipment.

5. This Agreement shall be governed by English law.

IN WITNESS whereof this Agreement has been entered into the day and year first before written.


SCHEDULE
Equipment                                                   Purchase Price

Phase III Motor Start Line                                  332,234.11 plus VAT

Age 600 CH Auto Unload Test Machine                         133,404.89 plus VAT

Snap In Press Spin & Wash Machine                           139,301.85 plus VAT
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                                                                   Exhibit 4.8.1

SIGNED for and on behalf of BHC Aerovox Limited

By: Julian Boardman, Financial Director

SIGNED for and on behalf of BARCLAYS MERCANTILE BUSINESS FINANCE LIMITED

By: